Exhibit 99.1

Diamondback Energy, Inc. Announces Midland Basin Acquisition

MIDLAND, Texas, Feb. 18, 2024 (GLOBE NEWSWIRE) -- Diamondback Energy, Inc. (NASDAQ: FANG) (“Diamondback” or “the Company”) today announced that it has entered into a definitive purchase agreement to acquire certain subsidiaries of Double Eagle IV Midco, LLC (“Double Eagle”) in exchange for approximately 6.9 million shares of Diamondback common stock and $3 billion of cash, subject to customary adjustments (the “Double Eagle Acquisition”). The cash portion of this transaction is expected to be funded through a combination of cash on hand, borrowings under the Company’s credit facility and/or proceeds from term loans and senior notes offerings.

As part of this agreement, Diamondback and Double Eagle have also agreed to accelerate development on a portion of Diamondback’s non-core southern Midland Basin acreage. This acceleration is expected to bring forward Net Asset Value (“NAV”) to Diamondback by developing Diamondback’s lower quality acreage at a faster pace than current expectations. As a result, Diamondback expects significant Free Cash Flow growth in 2026 and beyond with minimal capital deployment through this accelerated development plan.

Diamondback is also committing today to sell at least $1.5 billion of non-core assets to accelerate pro forma debt reduction in order to maintain its strong balance sheet. Diamondback expects to reduce net debt to $10 billion and, long term, maintain leverage of $6 billion to $8 billion.

“Double Eagle is the most attractive asset remaining in the Midland Basin,” stated Travis Stice, Chairman and Chief Executive Officer of Diamondback. “With 407 locations adjacent to our core position, this largely undeveloped asset adds high-quality inventory that immediately competes for capital. Additionally, we see value uplift to our existing inventory as acreage overlap allows for meaningful lateral length extensions and infrastructure synergies. We look forward to seamlessly implementing our industry leading cost and operational structure on this differentiated asset.”

Mr. Stice continued, “The Permian Basin continues to consolidate rapidly. We have worked tirelessly over the last thirteen years to position Diamondback to have the longest duration of high quality, low-breakeven inventory; a position we are solidifying with today’s announcement.  While we are adding a small amount of leverage to complete this trade, we are confident that we can quickly reduce debt both naturally through our consistent and growing Free Cash Flow and through our commitment to sell at least $1.5 billion of non-core assets.”

Cody Campbell and John Sellers, Co-Chief Executive Officers of Double Eagle, commented, “We are excited to announce our agreement with Diamondback. We believe our team has built a truly standout asset that further increases Diamondback’s high-quality inventory. It was important to us that we maintain the stewardship of this asset going forward not only with a world-class Midland operator but also a group that shares our core values and understands the importance of community impact in West Texas.”

Asset Highlights: Consolidated Scale in the Midland Basin

•	Approximately 40,000 net acres in the core of the Midland Basin
•	Estimated run-rate production of approximately 27 MBo/d (69% oil)
•	$200 million of capital expenditures anticipated in 2025 at current Midland Basin well costs of $555 to $605 per foot
•	Extends pro forma inventory life in the core of the Midland Basin
•	68% of the asset is undeveloped with 407 estimated gross (342 net) horizontal locations in primary development targets with an average lateral length of approximately >11,000’
•	44 gross upside locations primarily located in emerging zones

Transaction Highlights

•	Valued at approximately 5.2x 2025 EBITDA
•	Enhances expected pro forma 2026 Free Cash Flow per share by 5%+
•	Immediately accretive to all relevant financial metrics including Cash Flow per share, Free Cash Flow per share and NAV per share

Timing and Approvals

Diamondback expects the transaction to close on April 1, 2025, subject to the satisfaction of customary closing conditions and regulatory approval.

Advisors

TPH&Co, the energy business of Perella Weinberg Partners, is serving as financial advisor to Diamondback. Kirkland & Ellis LLP is acting as legal advisor to Diamondback.

RBC Capital Markets, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are acting as financial advisors to Double Eagle. Vinson & Elkins LLP is acting as legal advisor to Double Eagle.

About Diamondback

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas. For more information, please visit www.diamondbackenergy.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which involve risks, uncertainties, and assumptions. All statements, other than statements of historical fact, including statements regarding Diamondback’s: future performance; business strategy; future operations (including drilling plans and capital plans); estimates and projections of production, revenues, losses, costs, expenses, returns, cash flow, and financial position; reserve estimates and its ability to replace or increase reserves; anticipated benefits or other effects of strategic transactions (including the pending drop down transaction with Viper Energy, Inc., the Double Eagle Acquisition and other acquisitions or divestitures); and plans and objectives of management (including plans for future cash flow from operations) are forward-looking statements. When used in this news release, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negative of such terms) as they relate to Diamondback are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although Diamondback believes that the expectations and assumptions reflected in its forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond Diamondback’s control. Accordingly, forward-looking statements are not guarantees of future performance and Diamondback’s actual outcomes could differ materially from what Diamondback has expressed in its forward-looking statements.

Factors that could cause the outcomes to differ materially include (but are not limited to) the following: changes in supply and demand levels for oil, natural gas, and natural gas liquids, and the resulting impact on the price for those commodities; the impact of public health crises, including epidemic or pandemic diseases and any related company or government policies or actions; actions taken by the members of OPEC+ and Russia affecting the production and pricing of oil, as well as other domestic and global political, economic, or diplomatic developments, including any impact of the ongoing war in Ukraine and the Israel-Hamas war on the global energy markets and geopolitical stability; instability in the financial markets; trade wars; inflationary pressures; higher interest rates and their impact on the cost of capital; regional supply and demand factors, including delays, curtailment delays or interruptions of production, or governmental orders, rules or regulations that impose production limits; federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations; physical and transition risks relating to climate change; those risks described in Item 1A of Diamondback’s Annual Report on Form 10-K, filed with the SEC on February 22, 2024, and those risks disclosed in its subsequent filings on Forms 10-Q and 8-K, which can be obtained free of charge on the SEC’s website at http://www.sec.gov and Diamondback’s website at www.diamondbackenergy.com/investors.

In light of these factors, the events anticipated by Diamondback’s forward-looking statements may not occur at the time anticipated or at all. Moreover, Diamondback operates in a very competitive and rapidly changing environment and new risks emerge from time to time. Diamondback cannot predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements it may make. Accordingly, you should not place undue reliance on any forward-looking statements. All forward-looking statements speak only as of the date of this news release or, if earlier, as of the date they were made. Diamondback does not intend to, and disclaims any obligation to, update or revise any forward-looking statements unless required by applicable law.

Diamondback Investor Contact:

Adam Lawlis

+1 432.221.7467

alawlis@diamondbackenergy.com